Exhibit 10.4

Final Form

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of [_______], 2024 by and among:

(i)	Polibeli Group Ltd, a Cayman Islands exempted company limited by shares (the “Company”);

(ii)	Chenghe Acquisition II Co., a Cayman Islands exempted company (“SPAC”);

(iii)	XINGYUN INTERNATIONAL COMPANY LIMITED, a Cayman Islands limited liability company (the “Company Holder”); and

(iv)	certain equityholders and directors and officers of SPAC, listed on Schedule I hereto that will receive Company Ordinary Shares pursuant to the transactions contemplated by the Business Combination Agreement (as defined below) (each, a “SPAC Holder” and collectively, the “SPAC Holders,” together with the Company Holder and any Person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, each a “Holder” and collectively the “Holders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, the Company, Polibeli Merger One Limited, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of the Company (“Merger Sub”) and SPAC have entered into that certain Business Combination Agreement, dated as of [•], 2024 (as amended or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the applicable provisions of the Companies Act (As Revised) of the Cayman Islands, the parties thereto desire to enter into a business combination transaction, whereby at the Merger Effective Time, Merger Sub will merge with and into SPAC (the “Merger”), the separate corporate existence of Merger Sub will cease and SPAC will be the surviving corporation and a wholly owned subsidiary of the Company (the “Business Combination”);

WHEREAS, SPAC and certain of the SPAC Holders are parties to that certain Registration and Rights Agreement, dated June 7, 2024 (as amended from time to time, the “Prior SPAC Agreement”);

WHEREAS, SPAC and the SPAC Holders desire to terminate the Prior SPAC Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior SPAC Agreement; and

WHEREAS, the Company and the Company Holder desire to enter into this Agreement, pursuant to which the Company shall grant the Company Holder certain registration rights, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Addendum Agreement” is defined in Section 6.2.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement in order for the applicable Registration not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that no Holder shall be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement and neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any Holder for purposes of this Agreement.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the board of directors of the Company.

“Business Combination Agreement” is defined in the Recitals to this Agreement.

“Commission” means the SEC, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the Preamble to this Agreement.

“Company Holder” is defined in the Preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demand Takedown” is defined in Section 2.1.6(a).

“Demanding Holder” is defined in Section 2.2.1.

“Effectiveness Period” is defined in Section 3.1.4.

“Form F-1” means a Registration Statement on Form F-1.

“Form F-1 Shelf” has the meaning assigned to such term in Section 2.1.1.

“Form F-3” means a Registration Statement on Form F-3 or any similar short-form registration that may be available at such time.

“Form F-3 Shelf” has the meaning assigned to such term in Section 2.1.1.

“Holder” shall have the meaning given in the Preamble to this Agreement, for so long as such Person or entity holds any Registrable Securities.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Merger” is defined in the Recitals to this Agreement.

“Merger Sub” is defined in the Recitals to this Agreement.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any Registration Statement, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 6.5.

“NYSE” means the NYSE Group.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Prior SPAC Agreement” is defined in the Recitals to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) any outstanding Company Ordinary Shares and Company Warrants (including Company Ordinary Shares issued or issuable upon the exercise, conversion, exchange or redemption of the Company Warrants) held by a Holder as of immediately following the Merger Effective Time, (b) any other equity security of the Company or any successor, issued or issuable with respect to any such Company Ordinary Shares in connection with the foregoing clause (a) by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged, in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” is defined in Section 2.1.6(a).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“SEC” means the United States Securities and Exchange Commission.

“SEC Guidance” is defined in Section 2.1.4.

“Selling Holders” is defined in Section 2.1.6(a)(ii).

“SPAC” is defined in the Preamble to this Agreement.

“SPAC Holders” is defined in the Preamble to this Agreement.

“Subsequent Shelf” has the meaning assigned to such term in Section 2.1.3.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any the Company Ordinary Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any the Company Ordinary Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include (x) any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer or (y) a transfer by a Sponsor Party to another Sponsor Party.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Demand Registration” means an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented.

“Underwritten Takedown” means an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

Article 2
REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. Within sixty (60) calendar days following the Closing Date, the Company shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) or a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”, together with the Form F- 1 Shelf, the “Resale Shelf Registration Statement”, as the case may be), if the Company is then eligible to use a Form F-3 Shelf, in each case, for an offering to be made on a continuous or delayed basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of all of the Registrable Securities (determined as of two (2) Business Days prior to such submission or filing). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but no later than the earlier of (a) the sixtieth (60th) calendar day following the filing date hereof if the Commission notifies the Company that it will “review” the Registration Statement, and (b) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review, and once effective, subject to the applicable Laws, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. In the event the Company files a Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any subsequent Resale Shelf Registration Statement) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use a Form F-3 Shelf. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.2.

2.1.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith, as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act, with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If a Resale Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use commercially reasonable efforts to as promptly as is reasonably practicable (a) cause such Resale Shelf Registration Statement to again become effective under the Securities Act (including using commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement), (b) amend such Resale Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement, or (c) prepare and file an additional Resale Shelf Registration Statement (a “Subsequent Shelf”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf is filed pursuant to this Section 2.1.3, the Company shall use commercially reasonable efforts to (a) cause such Subsequent Shelf to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, and (b) keep such Subsequent Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf shall be on Form F-3 to the extent that the Company is eligible to use such form, and shall be an automatic shelf registration statement as defined in Rule 405 promulgated under the Securities Act if the Company is a well-known, seasoned issuer as defined in Rule 405 promulgated under the Securities Act, at the most recent applicable eligibility determination date. The Company’s obligation under this Section 2.1.3, shall, for the avoidance of doubt, be subject to Section 3.2.

2.1.4 Change in Registration. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-3 or such other form available, to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available, written or oral guidance; comments; requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a Pro Rata basis, based on the total number of Registrable Securities held by the Holders, and subject to a determination by the Commission that certain Holders must be reduced first, based on the number of Registrable Securities held by such Holders. In the event that the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available, to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5 Notice of Certain Events. The Company shall promptly notify the Holders in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Holder, in writing, of the filing of the Resale Shelf Registration Statement or any Prospectus, amendment or supplement related thereto, or any post-effective amendment to the Resale Shelf Registration Statement, and of the effectiveness of any post-effective amendment.

2.1.6 Underwritten Takedown.

(a) If the Company shall receive a request from the Holders of Registrable Securities with an estimated market value of at least US$25 million (the requesting holder(s) shall be referred to herein as the “Requesting Holder”) that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Holders, and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.6, and

(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any Holders of Registrable Securities (all such Holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request, received by the Company within seven (7) Business Days after such Holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b) Promptly after the expiration of the seven (7) Business Day period referred to in Section 2.1.6(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of Registrable Securities requested to be included therein.

(c) The Company shall only be required to effectuate no more than two (2) Underwritten Takedowns, after giving effect to Section 2.2.1.

(d) If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder(s) that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a Pro Rata basis, based on the total number of Registrable Securities held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first, based on the number of Registrable Securities held by such Holders).

2.1.7 Selection of Underwriters. The majority-in-interest of the Requesting Holders shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters selected shall be approved by the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and use commercially reasonable efforts to take such other actions as are reasonably required, in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.8 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

2.1.9 Block Trades. Notwithstanding any other provision of this Agreement, if a Requesting Holder wishes to consummate a Block Trade (on either a Commission registered or non-registered basis), with a total offering price reasonably expected to exceed, in the aggregate, US$10,000,000, then notwithstanding the time periods and piggyback rights otherwise provided herein, such Requesting Holder shall, if it would like the assistance of the Company, endeavor to give the Company sufficient advance notice in order to prepare the appropriate documentation for such transaction. Such Requesting Holder, if requesting a Commission registered underwritten Block Trade, shall give the Company written notice of the transaction and the anticipated launch date of the transaction at least five (5) Business Days prior to the anticipated launch date of the transaction, and the Company shall as expeditiously as possible use commercially reasonable efforts to facilitate such Block Trade. Any Registration effected pursuant to this Section 2.1.9 shall be deemed an Underwritten Takedown, and within the cap on Underwritten Takedowns provided in Section 2.1.6(c). The Requesting Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable, nationally recognized investment banks), which shall be approved by the Company.

2.2 Demand Registration.

2.2.1 Request for Registration. During such time when there is no effective Resale Shelf Registration Statement, at any time, and from time to time after the Merger Effective Time, if any, (i) the SPAC Holders who hold at least twenty per cent (20%) of the Registrable Securities held by all SPAC Holders or (ii) the Company Holder, as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form F-1 or any similar, long-form Registration or, if then available, on Form F-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration.” Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will, within ten (10) Business Days of its receipt of the Demand Registration, notify all Holders that are Holders of Registrable Securities of the demand, and each such Holder of Registrable Securities who wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within five (5) days after the receipt by the Holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect: (a) more than one (1) Demand Registration during any twelve (12)-month period; or (b) more than four (4) Underwritten Demand Registrations in respect of all Registrable Securities, in the aggregate, held by the Holders, provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2.1 are not fully included in such Registration solely due to the action or inaction of the Company, then such Registration shall not be deemed to constitute a Demand Registration pursuant to this Section 2.2.1.

2.2.2 Effective Registration. A Registration will not count as a Demand Registration unless and until (i) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto in all material respects; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering.

2.2.3 Underwritten Offering. If the Demanding Holders so elect and such Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering with an estimated market value of at least US$50 million. In such an event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting, and the inclusion of such Holder’s Registrable Securities in the underwriting, to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Holders initiating the Demand Registration, and subject to the approval of the Company, provided that such approval shall not be withheld by the Company unreasonably.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other the Company Ordinary Shares or other securities which the Company desires to sell and the Company Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the (“Maximum Number of Shares”)), then the Company shall include in such registration: (i) the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Company Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Company Ordinary Shares or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, as to which “piggy-back” registration has been requested by the Holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse the Company for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.2) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.2.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company) including, without limitation, pursuant to Section 2.1, other than a Registration Statement (i) filed pursuant to Section 2.1 hereof; (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company Holder, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) filed on Form F-4, related to any merger, acquisition or business combination, (vi) for a dividend reinvestment plan or (vii) filed in connection with a Block Trade by one or more holders of Registrable Securities in accordance with Section 2.1.9, then the Company shall (x) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such Piggy-Back Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company, and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form, with the Underwriter or Underwriters selected for such Piggy-Back Registration, which shall be approved by the Company.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of the Company Ordinary Shares which the Company desires to sell, taken together with the Company Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) If the Registration is undertaken for the Company’s account: (i) the Company Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Company Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (iii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Company Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of Persons other than the Holders of Registrable Securities, (i) the Company Ordinary Shares or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Shares; (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Company Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Company Ordinary Shares or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (iv) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the Company Ordinary Shares or other securities for the account of other Persons that the Company is obligated to register, pursuant to written contractual arrangements with such Persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw, prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration, as provided in Section 3.3.

2.3.4 Unlimited Piggy-Back Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof, and there shall be no limit on the number of Piggy-Back Registrations.

Article 3
REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Article 2 or effecting an underwritten Block Trade, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any “demand” registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the Holders a certificate signed by the chief executive officer or chief financial officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time.

3.1.2 Limitations. The Company shall not have the right to exercise the right set forth in the immediately preceding section on more than one occasion for more than sixty (60) total days in aggregate during any twelve (12)-month period.

3.1.3 Copies. The Company shall, at least ten (10) days prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish to the Holders of Registrable Securities included in such registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Holders of Registrable Securities included in such registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

3.1.4 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.5 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than five (5) Business Days after the occurrence of any of the events set forth in this section, notify the Holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment prepared in connection with the immediate preceding proviso; provided, that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.6 Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.7 Agreements for Disposition. The Company shall use its commercially reasonable efforts to enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the Holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

3.1.8 Comfort Letter. The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants or auditor in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders.

3.1.9 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion and an negative assurance letter, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the Holders participating in such Registration, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders.

3.1.10 Cooperation. The chief executive officer of the Company, the chief financial officer of the Company, the chief accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential Holders. The Company shall use its reasonable efforts to make available the chief executive officer of the Company, the chief financial officer of the Company and all other officers and members of the management of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.1.11 Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the Holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.12 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.13 Listing. The Company shall cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.1.14 Market Stand-Off. In connection with any underwritten offering of equity securities of the Company (other than a Block Trade) in which a Holder participates, such Holder agrees that it shall not Transfer any the Company Ordinary Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders); provided, that, such agreement shall not be materially more restrictive than any similar agreement entered into by the directors and executive officers of the Company participating in such underwritten offering; provided, further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a Pro Rata basis among all Holders.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities, pursuant to the Registration Statement covering such Registrable Securities, until such Holder receives the supplemented or amended prospectus contemplated by Section 3.1.4 or it is advised by the Company in writing that the use of the Registration Statement can be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Board to be necessary for such purpose. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.2.

3.3 Registration Expenses. Except as set forth in Section 2.2.5, the Company shall bear all costs and expenses incurred in connection with the preparation, printing and distribution of the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any Demand Takedown pursuant to Section 2.1.6(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.13; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (ix) the reasonable fees and expenses of one legal counsel selected by the Demanding Holders of a majority-in-interest of the Registrable Securities included in such registration, not to exceed $100,000 without the consent of the Company. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders. Additionally, in an underwritten offering, all participating Holders and the Company shall bear the expenses of the Underwriter Pro Rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The Holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities Laws.

Article 4
INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable Law, each Holder, and each of their respective officers, directors and agents, and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or Action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Holder expressly for use therein, or is based on any selling Holder’s violation of the federal securities Laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2 Indemnification by Holders of Registrable Securities. Each selling Holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Company, each of its directors, officers and agents, and each Person who controls the Company, and each other selling Holder and each other Person, if any, who controls another selling Holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or Actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, or is based on any selling Holder’s violation of the federal securities Laws (including without limitation to Regulation M and Securities Act, as well as any rule or regulation promulgated thereunder applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors, officers, agents and each Person who controls the Company, and each other selling Holder or their respective directors, officers, agents or controlling Persons for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or Action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder in connection with such Registration.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any Action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or Action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or Action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or Action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or Action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any Action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of Registrable Securities.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or Action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or Action in the foregoing Sections 4.1 or 4.2, as applicable, in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or Action in the foregoing Sections 4.1 or 4.2, as applicable, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by Pro Rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or Action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such Action or claim. Notwithstanding the provisions of this Section 4.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article 5
RE-SALE RIGHT AND RULE 144 REPORTING

5.1 Re-Sale Right. Subject to the lock-up provisions in the Transaction Documents, the Company shall, at its own cost, use its commercially reasonable efforts to assist the Holder in the sale or disposition of, and to enable the Holder to sell under Rule 144, the maximum number of its Registrable Securities, including, without limitation: (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from the Holder’s share certificates, (b) causing the prompt delivery of appropriate legal opinions from the Company’s counsel in forms reasonably satisfactory to the Holder’s counsel, (c) if the Company has depositary receipts listed or traded on any exchange or inter-dealer quotation system, (i) the prompt delivery of instruction letters to the Company’s share registrar and depositary agent to convert the Holder’s securities into depositary receipts or vice versa, or similar instruments to be deposited in or transfer out of the Holder’s brokerage account(s), (ii) the prompt payment of all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holder, and (iii) taking any and all other steps necessary to facilitate the conversion into depositary receipts or similar instruments (for the avoidance of doubt, the Company shall not be obligated to pay any American depositary share issuance or transfer fees or expenses and stock transfer taxes in relation to any sale or disposition of the Registrable Securities).

5.2 Rule 144 Reporting. The Company agrees to use commercial reasonable efforts to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies) in all material respects, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

Article 6
MISCELLANEOUS.

6.1 Other Registration Rights and Arrangements. SPAC represents and warrants that no other shareholders of SPAC, other than a SPAC Holder has any right to require the Company to register any of the Company Ordinary Shares for sale or to include the Company Ordinary Shares in any registration filed by the Company for the sale of shares for its own account or for the account of any other Person. The Company represents and warrants, except as disclosed in Section 5.7(c) of the Company Disclosure Letter, that no other shareholder of the Company, other than the Company Holder, has any right to require the Company to register any of the Company Ordinary Shares for sale or to include the Company Ordinary Shares in any registration filed by the Company for the sale of shares for its own account or for the account of any other Person. SPAC and the SPAC Holders hereby terminate the Prior SPAC Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder may be freely assigned or delegated by such Holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such Holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the Holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2. The rights of a Holder of Registrable Securities under this Agreement may be transferred by such a Holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement, to be bound by the terms of this Agreement substantially in form, attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company, no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

6.3 Amendments and Modifications. Upon the written consent of the Company, the Sponsor and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment or modification hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of share capital of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.4 Term. This Agreement shall terminate upon the earlier of (i) the seventh (7th) anniversary of the date of this Agreement or (ii) the date as of which (a) all of the Registrable Securities have been sold, pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (b) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale; provided, further, that with respect to any Holder, such Holder will have no rights under this Agreement and all obligations of the Company to such Holder under this Agreement shall terminate upon the earliest date (x) such Holder ceases to hold any Registrable Securities and (y) such Holder is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. Notwithstanding anything herein to the contrary, the provisions of this Article 6 (including with respect to any defined term as used therein, whether or not such defined term is defined therein) shall survive, and remain in full force and effect following, any termination of this Agreement.

6.5 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice), or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company:

Polibeli Group Ltd

Lt 49th Sahid Sudirman Centre,

Jl. Jenderal Sudirman No.Kav. 13-15 Lt 49,

RT.10/RW.11, Karet Tengsin, Kecamatan Tanah Abang,

Kota Jakarta Pusat, Daerah Khusus Ibukota Jakarta

Republic of Indonesia, 10220

Attention:	Hua Chen
Email:	cfo_office@polibeli.com

with copies (which shall not constitute actual or constructive notice) to:

Hogan Lovells

11/F, One Pacific Place

88 Queensway

Hong Kong

Attention:	Stephanie Tang, Esq.
Email:	Stephanie.Tang@hoganlovells.com

If to Company Holder:

XINGYUN INTERNATIONAL COMPANY LIMITED

Room 801, Building A,

NantouCity Lotus Plaza,

No. 3186 Nanshan Avenue,

Nanshan District,

Shenzhen, Guangdong Province, China

Attention:	Wang Wei
Email:	wang.wei@xingyungroup.com

If to a SPAC Holder, to the address set forth under such SPAC Holder’s signature to this Agreement.

6.6 Governing Law; Jurisdiction. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All legal proceedings arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such legal proceedings, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such legal proceedings in the manner provided in Section 6.5 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any legal proceeding arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any legal proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 6.6.

6.7 WAIVER OF TRIAL BY JURY. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior SPAC Agreement.

6.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

6.10 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.11 Specific Performance The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

6.12 Other Business Opportunities. The parties expressly acknowledge and agree that to the fullest extent permitted by applicable Law, and for the avoidance of doubt: (i) the Sponsor (including (a) its Affiliates, (b) any portfolio company in which it or any of its Affiliates or investment fund Affiliates have made a debt or equity investment (and vice versa), or (c) any of their respective limited partners, non-managing members (or other similar, direct or indirect investors)) has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its Subsidiaries or deemed to be competing with the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person; provided, that such employee, officer, director or shareholder of any other Person in his, her or its capacity as such, is in compliance with the confidentiality, non-competition, non-solicitation, non-interference and similar obligations, if and to the extent applicable, with no obligation to offer to the Company or any of its Subsidiaries, or any other Holder or holder of share capital of the Company the right to participate therein; (ii) the Sponsor (including (a) its Affiliates, (b) any portfolio company in which it or any of its Affiliates or investment fund Affiliates have made a debt or equity investment (and vice versa) or (c) any of their respective limited partners, non-managing members (or other similar, direct or indirect investors)) may invest in, or provide services to, any Person that directly or indirectly competes with the Company or any of its Subsidiaries; and (iii) in the event that the Sponsor (including (a) its Affiliates, (b) any portfolio company in which it or any of its Affiliates or investment fund Affiliates have made a debt or equity investment (and vice versa) or (c) any of their respective limited partners, non-managing members (or other similar, direct or indirect investors)) acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for the Company or any of its Subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries or any other Holder or holder of share capital of the Company, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries or any other Holder or holder of share capital of the Company (or its respective Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company or any of its Subsidiaries or any other Holder or holder of share capital of the Company (or its respective Affiliates). For the avoidance of doubt, the parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable Law, any right of the Company or any of its Subsidiaries or any Holder, with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

POLIBELI GROUP LTD

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

CHENGHE ACQUISITION II CO.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

[SPAC HOLDER]

Name:

Email:

Address:

[Signature Page to Registration Rights Agreement]

SCHEDULE I

SPAC HOLDERS

Chenghe Investment II Limited, a Cayman Islands limited company

Richard Qi Li

Ning Ma

Kwan Sun

James Zhang

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on [•], 2024, by the undersigned (the “New Holder”) pursuant to the terms of that certain Registration Rights Agreement dated as of [•], 2024 (the “Agreement”), by and among the Company and the other parties thereto, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Company Ordinary Shares (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a Holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Holder” and a Holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED

Print Name:	POLIBELI GROUP, LTD

By:	By: